|  PricewaterhouseCoopers LLP
                                                   |          160 Federal Street
                                                   |            Boston, MA 02110
                                                   |    Telephone (617) 439-4390

June 21, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read the statements made by Susan McGee, Executive Vice President of US Global Accolades Funds, in the letter to our firm dated June 18, 1999, which we understand will be filed in response to Sub-Item 77k of Form N-SAR and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP